TECHNICAL SERVICES AGREEMENT

DATED effective as of the 1st day of September, 2004.

BETWEEN:

JED OIL INC., an Alberta corporation ("JED")

- and -

JMG EXPLORATION, INC. a Nevada corporation ("JMG")

WHEREAS JMG wishes to retain JED to provide certain administrative and technical services in connection with the operation and management of the assets of JMG and JED is willing to provide such services on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the respective covenants and agreements hereinafter set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties do covenant and agree with one another as follows:

Article 1
INTERPRETATION

1.1 Definitions

The following words and phrases have the following meanings when used herein:

(a) "Applicable Laws" means the mandatory applicable provisions of any law, by-law, statute, regulation, rule, ordinance, policy, order or directive enacted or issued by any governmental or regulatory body or other duly constituted public authority (whether legislative, administrative or executive);

(b) "Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Calgary, in the Province of Alberta, for the transaction of banking business;

(c) "Facilities" means the facilities which form part JMG Assets;

(d) "Hydrocarbon Substances" means petroleum, natural gas, crude bitumen and related hydrocarbons, and any other substances, whether gaseous, liquid or solid, and whether hydrocarbons or not, (including, without limitation, sulphur) which might be produced in association therewith, or any of them, or any constituent of any of them;

(e) "JED Services" means those services to be provided by JED to JMG hereunder, as more particularly described in section 2.2;

(f) "Month" means a calendar month;

(g) "Parties" means, collectively, JED and JMG and "Party" refers to either of the Parties;

(h) "Technical Data" has the meaning set out in section 2.3 hereof;

(i) "JMG Assets" means all assets held directly or indirectly by JMG;

(j) "Wells" means the wells, which form part of JMG Assets.

1.2 Construction

In this Agreement, unless otherwise expressly stated:

(a) and references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Agreement and not to any particular section, subsection or schedule;

(b) references to an "Article", "Section", "subsection", "clause" or "Schedule" are references to an Article, Section, subsection, clause or Schedule of or to this Agreement;

(c) references to dollar amounts are references to Canadian dollar amounts;

(d) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, trusts, associations, bodies politic and other entities, all as may be applicable in the context;

(e) words and phrases which are not defined herein but which have a generally accepted meaning in the custom and usage of the oil and gas industry in Western Canada as at the date hereof shall be given such generally accepted meaning;

(f) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof; and

(g) time is of the essence.

1.3 Entire Agreement

This Agreement expresses and constitutes the entire agreement between the Parties with respect to the services to be provided by the Parties, and supersedes any previous agreements or understandings with respect thereto. This Agreement may be amended only by written instrument executed by the Parties

Article 2
ENGAGEMENT AND APPOINTMENT

2.1 Engagement of JED by JMG

JMG hereby engages, appoints and grants authority to JED to perform the JED Services and JED hereby accepts such engagement, appointment and authority, all subject to the terms and conditions of this Agreement.

2.2 JED Services

Throughout the term of this Agreement, and subject to the direction of JMG executive officers, JED shall provide the following services to JMG:

(a) act as the on-site operator of the Wells and Facilities that comprise the JMG Assets and perform all work and services ordinarily performed by an operator for the field management and operation of such Wells and Facilities;

(b) act as, or provide, the on-site and office supervision of all construction, drilling, completion, equipping, gathering or new facility work on any and all JMG Assets;

(c) conduct all operations for the Wells and Facilities in a safe and competent manner, in compliance with accepted industry practices and Applicable Laws, including but not limited to the following: occupational health and safety, environmental, workers' compensation, transportation of dangerous goods, work place hazardous materials and emergency response plans;

(d) place orders with suppliers and sign for receipt of materials, not to exceed $25,000 per order without the prior written or oral approval of JMG;

(e) keep the Wells and Facilities, including the lands on which they are situated, free of all liens or claims arising from the performance of JED's obligations under this Agreement, except for liens or claims being contested diligently;

(f) comply with reasonable instructions from JMG's representative about operation of the Wells;

(g) establish and maintain communication with operators of related facilities on changes in operating conditions, plant or battery shut-down, and other matters affecting the operation of the Wells and Facilities;

(h) use reasonable efforts to maintain good relations with area residents and government representatives;

(i) report to JMG on general operations of the Wells and Facilities on an as requested basis as reasonably requested by JMG;

(j) immediately report to JMG's representative all unsafe conditions relating to the operation of the Wells and Facilities;

(k) source labour, transportation and hand tools required for the operation and maintenance of the Wells and Facilities;

(l) immediately report to JMG any indication of security problems at the site of the Wells and Facilities;

(m) ensure that:

(i) JED's personnel are trained and competent to perform their duties before operating the Wells and Facilities,

(ii) the operations relating to the Wells and Facilities comply with JMG's safety standards, work practices and accident prevention regulations,

(iii) JED's personnel receive H2S training if there is a potential to handle sour substances or enter onto sour gas locations;

(n) provide JMG with JED's environmental safety standards, work practices and accident prevention policies;

(o) manage, administer, conserve, develop and operate any and all properties or assets of JMG;

(p) set up, administer and maintain all document and correspondence files, land files and records associated with or incidental to the properties and assets of JMG;

(q) arrange for, negotiate, as requested, and provide for execution to JMG, all agreements which require execution by or on behalf of JMG involving matters or transactions which are within the ordinary course of the business of JMG;

(r) prepare all requisite authority for expenditure requests, and back up justification, in support of program expenditures, for review and execution by JMG's officers;

(s) keep and maintain at JED's office in Calgary, Alberta at all times books, records and accounts which shall contain particulars of all operations, receipts and disbursements of JMG;

(t) employ, retain, engage or dismiss from employment personnel, agents, representatives or professionals or other investment participants with the powers and duties, upon the terms and for the compensation as in the discretion of JED may be necessary or advisable in carrying on the business of JMG;

(u) provide administrative services which may include from time to time human resource services for administration of employees and independent contractors of JMG, accounting services, including advice and assistance in management of accounts, billings, collections, general ledger accounting, preparation of financial statements, preparation of budgets and business plans;

(v) make available equipment and staff for the provision of accounting, secretarial, corporate and land administration services as may be reasonably necessary to perform its duties hereunder;

(w) incur all costs and expenses in connection with the JED Services being provided to JMG subject to reimbursement as set out herein;

(x) market JMG's share of production of Hydrocarbon Substances, as required;

(y) act as attorney in fact or agent of JMG in disbursing and collecting moneys for JMG, paying debts and fulfilling the obligations of JMG, and handling and settling any claims of JMG;

(z) file returns, submissions or other documents required by any regulatory or like authority;

(aa) obtain any reasonably necessary insurance coverage;

(bb) arrange for the payment of all properly payable costs and expenses incurred by or on behalf of JMG in connection with its business and its assets;

(cc) execute, acknowledge and deliver the documents necessary to effect any or all of the foregoing or otherwise in connection with the business of JMG; and

(dd) execute any and all other deeds, documents and instruments and do all acts as may be necessary or desirable to carry out the intent and purpose of this Agreement.

2.3 Technical Interpretation and Recommendations

JED shall provide JMG with access to all of JED's geological, geophysical data, reservoir, mechanical or other technical information, documentation, records and interpretations of whatsoever kind and description which relate to JMG's properties and assets (the "Technical Data") and shall furnish all personnel, equipment, materials and supervision necessary to enable JMG to review and interpret such Technical Data. In a similar fashion, JMG shall provide JED with access to all of JMG's Technical Data. Each Party shall be entitled to charge the other Party a reasonable fee for the provision of access to such Party's Technical Data.

Notwithstanding the above, neither Party shall have any obligation to provide the other Party with copies of any Technical Data. In addition, nothing in this section 2.3 shall give JMG any rights to Technical Data which JED is legally restricted from providing to JMG by virtue of the terms of any agreement governing JED's interest in the Technical Data. Further, nothing in this section 2.3 shall give JED any rights to Technical Data which JMG is legally restricted from providing to JED by virtue of the terms of any agreement governing JMG's interest in the Technical Data.

2.4 Delegation

Each Party may contract with any person to carry out any of its duties hereunder and may delegate to such person any power and authority of such Party hereunder, but no such contract or delegation will relieve such Party of any of its obligations hereunder.

2.5 Exercise of Powers and Discharge of Duties by JED

JED will exercise its powers and discharge its duties under this Agreement honestly, in good faith and in the best interests of JMG, and in connection therewith will apply the degree of care, diligence and skill that a reasonably prudent and qualified person would apply in comparable circumstances and, in particular, but without limitation, shall:

(a) not commingle monies of JMG with the monies of JED or of any other entity, other than through investment when not required for operation of JMG;

(b) hold and maintain the registrations necessary for the conduct of JMG's business and continue to have such licenses and permits necessary to exploit the business of JMG in all jurisdictions where the activities of JMG require such licensing or other form of registration; and

(c) instruct its employees and agents to devote to the conduct of the affairs of JMG such time as may be reasonably required for the proper management of the affairs of JMG.

2.6 Exercise of Powers and Discharge of Duties by JMG

JMG will exercise its powers and discharge its duties under this Agreement honestly, in good faith and in the best interests of JED, and in connection therewith will apply the degree of care, diligence and skill that a reasonably prudent and qualified person would apply in comparable circumstances and, in particular, but without limitation, shall instruct its employees and agents to devote to the conduct of the affairs of JMG such time as may be reasonably required for the proper provision of services hereunder.

2.7 Employees

Each Party shall be solely responsible for the provision of all staff, employees, consultants and other head office personnel (collectively, the "personnel") which it deems necessary to fulfil its obligations under this Agreement and shall be solely responsible for payment of all salaries, benefits and expenses of its personnel, including but not limited to all assessments such as income tax, unemployment insurance premiums, Canada Pension Plan contributions, provincial health care contributions and Workers' Compensation contributions and assessments. Each Party shall be solely responsible for the number and selection of personnel and for the hours of service performed by personnel and the compensation provided for such services.

2.8 Emergencies

In an emergency, JED may take whatever action it deems necessary to protect life, property and the natural environment. The action will be at the risk, cost and expense of JMG. JED will promptly notify JMG of any such emergency and any action taken in connection therewith.

Article 3
FEES AND EXPENSES

3.1 Fees and Expenses

For the provision of services hereunder, each Party shall be entitled to be reimbursed by the other Party their actual cost of providing such services.

3.2 Invoices

Each Party shall, within fifteen (15) days of the end of each month during the term of this Agreement, provide to the other Party an invoice setting forth the services provided by such Party hereunder and the cost of such services for which such Party seeks reimbursement.

In the event that a Party disputes any item in an invoice provided to it by the other Party, it shall, within ten (10) days of receipt of such invoice, notify the other Party in writing of any item set forth in an invoice under dispute, specifying in detail the nature of the dispute. Subject to the rights of JMG under Article 5 hereof, failure to dispute any invoice in accordance with the terms of this section shall be deemed to be an acceptance of all the items in an invoice. Payment of any disputed item shall be withheld by the disputing Party until settlement of the disputed item by mutual consent or, failing such mutual consent, by arbitration in accordance with such arbitration procedure as may be agreed to by the Parties or, failing such agreement, in accordance with the provisions of the Arbitration Act (Alberta). Upon settlement of the disputed item, whether by agreement or arbitration, the amount settled upon or determined to be owing shall be paid within ten (10) days of such settlement or determination.

3.3 Overdue Accounts

Any invoice not paid by a Party within thirty (30) days after receipt of the invoice will accrue interest on the amount owing at an annual rate equal to the prime lending rate announced by the main branch of the chartered bank used by JED in Calgary, Alberta, as a reference rate then in effect for determining interest rates in Canadian dollars demand commercial loans, plus two (2%) percent per annum, compounded Monthly from the date of receipt of the invoice until paid.

Article 4
INDEPENDENT CONTRACTORS

4.1 Status of the Parties

Nothing herein contained shall be read or construed so as to make the Parties partners, joint venture partners, agents or legal representatives of the other for any purpose whatsoever, nor shall anything herein contained be read or construed to in any way restrict the freedom of any Party to conduct any business or activity whatsoever, free of any accountability to the other Party, provided that such business or activity does not breach or result in a default of that Party's duties and obligations hereunder. Unless expressly provided in this Agreement to the contrary or unless so agreed to in writing, no Party shall have the express or implied authority to act for, or to assume or create any obligation or responsibility on behalf of the other Party or in the name of the other Party or to bind the other Party in any manner or thing whatsoever.

4.2 Other Activities of JED and JMG

Each Party acknowledges the existence of the other Party as an independent publicly traded company with a duty of care to its shareholders. Further, each Party acknowledges that the other Party or its affiliates or associates are engaged in or may become engaged in a variety of other businesses and competing oil and gas activities and operations. Each Party acknowledges and consents to any and all such activities and, subject to the confidentiality requirements set forth in Section 7.4 and to the terms of any other agreement entered into between the parties, agrees that:

(a) nothing herein shall prevent either Party or any of its affiliates or associates or any of their respective officers, directors or employees from having other business interests, even though such business interests may be similar to or competitive with those of the other Party or its subsidiaries;

(b) neither Party nor its affiliates and associates shall be obligated to offer any business opportunities to the other Party; and

(c) each Party and its affiliates and associates and their respective directors, officers and employees shall have the right independently to engage in and receive the full benefits from business activities whether or not similar to or competitive with the business of the other Party, without consulting the other Party.

Article 5
AUDIT PROVISION

5.1 Records and Accounts

Each Party will maintain complete records and accounts with respect to the services provided hereunder in accordance with Canadian or United States generally accepted accounting principles and in the detail required to verify all records and accounts.

5.2 Audit Rights

Each Party has the right to audit, at its own expense, the records and accounts of the other Party related to the services provided by the other Party:

(a) during reasonable business hours and on advance written notice to the other Party; and

(b) for up to twenty-four (24) Months from the end of the calendar year to which the records and accounts relate.

5.3 Audit Claims

Any claims of discrepancies will be made in writing to the other Party within three (3) Months of completion of the audit.

5.4 Audit Responses

A Party receiving an audit claim pursuant to section 5.3 will respond in writing to such claim within three (3) Months of receipt thereof.

Article 6
LIABILITY AND INDEMNIFICATION

6.1 Indemnity of JMG

JED hereby indemnifies and holds harmless JMG, its officers, directors, shareholders, employees and agents for any costs, damages, liabilities or loss suffered or incurred by JMG, its officers, directors, shareholders, employees and agents by reason of acts, omissions or alleged acts or omissions arising out of the activities of JMG on behalf of JED or in furtherance of the interests of JED, but only if the acts, omissions or the alleged acts or omissions on which the actual or threatened action, proceeding or claim are based were not performed or omitted fraudulently or in bad faith and are not attributable to the fraud, bad faith, wilful misfeasance or gross negligence in the performance of the obligations or reckless disregard of such obligations by JMG, its officers, directors, shareholders, employees or agents.

6.2 Indemnity of JED

JMG hereby indemnifies and holds harmless JED, its officers, directors, shareholders, employees and agents, from and against any costs, damages, liabilities or loss suffered or incurred by JED, its officers, directors, shareholders, employees and agents by reason of acts, omissions or alleged acts or omissions arising out of the activities of JED on behalf of JMG or in furtherance of the interests of JMG, but only if the acts, omissions or the alleged acts or omissions on which the actual or threatened action, proceeding or claim are based were not performed or omitted fraudulently or in bad faith and are not attributable to the fraud, bad faith, wilful misfeasance or gross negligence in the performance of the obligations or reckless disregard of such obligations by JED, its officers, directors, shareholders, employees or agents.

6.3 Limitation of Liability

Notwithstanding anything else contained in this Agreement, neither Party, its officers, directors, shareholders, employees or agents shall not be liable, responsible or accountable in damages or otherwise to the other Party for any act or omission taken on behalf of the other Party within the scope of the authority conferred on such Party by this Agreement or by law, unless the act or omission was performed or omitted fraudulently or in bad faith or constituted wilful misfeasance or gross negligence in the performance of such Party's obligations under this Agreement or Applicable Laws or as a result of the reckless disregard by such Party of such obligations.

6.4 Further Limitations

Notwithstanding anything else contained herein, and notwithstanding any Applicable Laws or rule of equity to the contrary:

(a) neither Party is liable for any indirect or consequential damages, including loss of profits or loss of anticipated profits, however arising and sustained by the other Party in the performance, purported performance or non-performance of this Agreement; and

(b) each Party shall be obligated to use reasonable efforts to mitigate any liability, loss, costs, claims or damages sustained by it in connection with any matter for which the other Party may have liability to it.

Article 7
GENERAL

7.1 Term

(a) This Agreement will commence on September 1, 2004 and will continue in full force and effect until terminated in accordance with the provisions of this Agreement.

(b) Each Party will be responsible for any obligations it incurs during the term of this Agreement.

7.2 Termination

(a) This Agreement shall be terminable by the mutual agreement of the parties or by either Party upon the provision of ninety (90) days written notice to the other Party.

(b) This Agreement shall be immediately terminable by written notice from one Party to the other Party, in the event that:

(i) the other Party is in material breach of the terms of this Agreement and fails to remedy such breach within thirty (30) days of receiving notice thereof;

(ii) one party institutes proceedings for it to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it;

(iii) the other Party files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law;

(iv) the other Party consents to the appointment of a receiver, liquidator, Trustee or assignee in bankruptcy;

(v) the other Party makes an assignment for the benefit of its creditors generally;

(vi) a court having jurisdiction enters a decree or order adjudging the other Party a bankrupt or insolvent or for the appointment of a receiver, trustee or assignee in bankruptcy; or

(vii) any proceeding with respect to the other Party is commenced under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors’ Arrangement Act (Canada) or similar legislation relating to a compromise or arrangement with creditors or claimants.

7.3 Force Majeure

The obligations of either Party will be suspended by written notice from one Party to the other and for so long as the performance of the obligations are prevented or hindered, in whole or in part, by reason of strikes, acts of God or the Queen's enemies, provincial, federal or municipal regulations, or for any other cause beyond the reasonable control of the Party, except lack of funds. Performance will be resumed within a reasonable time after the cause has been removed. A Party is not required to settle any labour dispute against its will.

7.4 Confidentiality

Throughout the term of this Agreement and for one (1) year thereafter, all the information communicated by the Parties to one another under this Agreement shall be considered as confidential and must be used only for the purposes of this Agreement. The requirements with respect to confidentiality described in this Section 7.4 shall be applicable to all information which the Parties receive from one another, directly or indirectly, except information relating to the following categories:

(a) information which has become public prior to its disclosure;

(b) information which becomes public after its disclosure, but not as a result of a breach of this Agreement;

(c) information received by a Party from a third party if such third party has the independent right of publicizing such information;

(d) information obtained as a result of discovery and by means of independent research without the use of or access to another Party's information; and

(e) information which a Party is required to disclose pursuant to Applicable Laws, order of a court of competent jurisdiction or the regulations or requirements of a recognized securities exchange or commission.

7.5 Communications

All notices and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the Parties for the service of any such notices or other communications shall be as follows:

JED: JED Oil Inc.
2600, 500 - 4th Avenue S.W.
Calgary, Alberta T2P 2V6

Attention: President
Fax: (403) 294-1197

JMG: JMG Exploration, Inc.
28128 Pacific Coast Highway, Suite 221
Malibu, California 90265

Attention: President

Phone: (310) 457-9862

Fax: (775) 255-2938

All notices and communications given in connection with this Agreement shall be sufficiently given if addressed as aforesaid and either delivered by hand or by reputable courier service to the intended recipient's address for service as set forth above, or sent by direct facsimile telecommunication to such Party at its direct fax number as set forth above. Any notice so given shall be deemed to have been given and received on the first Business Day on which it is presented during normal business hours at the address for service of the addressee thereof, or, in the case of a direct facsimile telecommunication, on the day on which it is transmitted, if transmitted prior to or during normal business hours on a Business Day, or on the first Business Day following the day on which it is transmitted, if transmitted otherwise. A Party may change its address for service by giving written notice thereof to the other Party.

7.6 Assignment

Neither Party shall be entitled to assign any rights or obligations under or in respect of this Agreement.

7.7 Enurement and Change of Control

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors. The Agreement shall not be effected by a change of control of either Party except as otherwise mutually agreed to by the Parties.

7.8 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, and each of the Parties submits to the jurisdiction of the courts of the Province of Alberta for the interpretation and enforcement hereof.

7.9 Counterpart Execution

This Agreement may be executed in separate counterparts, and the executed counterparts shall together constitute one instrument and have the same force and effect as if all of the Parties had executed the same instrument.

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first above written.

JMG EXPLORATION, INC.

Per: /s/ Bruce A. Stewart

JED OIL INC.

Per: /s/ Randall M. Gates